SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               DATE OF REPORT:  November 3, 1998
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                            Community West Bancshares
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             (Exact name of Registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


                       0-23575                   77-0446957
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               (Commission File Number)  (IRS Employer I.D. Number)


          5638 Hollister Avenue, Goleta, California            93117
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          (Address of principal executive offices)           (Zip Code)


                                 (805) 692-1862
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              (Registrant's telephone number, including area code)


ITEM  5.  Other  Events

     On April 23, 1998, Community West Bancshares ("Community West") entered into an Agreement and Plan of Reorganization (the "Agreement") with Palomar Savings and Loan Association ("Palomar"), pursuant to which CWB Merger Corp, a wholly-owned subsidiary of Community West, will merge with and into Palomar whereby the separate corporate existence of CWB Merger Corp will cease and Palomar will become a wholly-owned subsidiary of Community West.

     At the Special Shareholders' Meeting of Community West held on October 29, 1998, of the 4,098,062 shares outstanding and entitled to vote at the meeting, 3,057,197 shares (constituting approximately 74.6% of the outstanding shares) voted in favor of, 13,740 shares voted against, and 7,054 shares abstained from voting on, the Agreement and proposed merger.

     At the Special Shareholders' Meeting of Palomar held on October 27, 1998, of the 648,186 shares outstanding and entitled to vote at the meeting, 443,698 shares (constituting approximately 68.5% of the outstanding shares) voted in favor of, 1,337 shares voted against, and 19,154 shares abstained from voting on, the Agreement and proposed merger.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  November 3, 1998

                                   COMMUNITY  WEST  BANCSHARES


                                   By: /s/ C.  Randy  Shaffer
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                                           C.  Randy  Shaffer
                                           Executive  Vice  President  and
                                           Chief  Financial  Officer